UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously announced, on January 12, 2024, BlackRock, Inc. (the “Company”) entered into a definitive agreement (the “Transaction Agreement”) to acquire 100% of the business and assets of Global Infrastructure Management, LLC (referred to herein as Global Infrastructure Partners (“GIP”)), a leading independent infrastructure fund manager, for a total consideration of $3 billion in cash and approximately 12 million shares of New Parent (as defined below) common stock (the “Transaction”). Approximately 30% of the total consideration, all in stock, will be deferred and will be issued subject to the satisfaction of certain post-closing events. As described below under Item 8.01 of this report, closing of the Transaction is subject to customary conditions, including, among others, the receipt of specified regulatory approvals.

The shares of New Parent common stock will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Pursuant to the Transaction Agreement, the Company will acquire the business and assets of GIP by first effecting a merger in accordance with Section 251(g) of the Delaware General Corporation Law. A direct wholly owned subsidiary (“Merger Sub”) of a direct wholly owned subsidiary of the Company (“New Parent”), will merge with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of New Parent (the “New Parent Merger”). Each share of common stock, $0.01 par value per share, of the Company issued and outstanding immediately prior to the closing of the New Parent Merger (other than shares of common stock held in treasury by the Company not held on behalf of a third party, which shares will be cancelled) will be converted into one share of common stock, $0.01 par value per share, of New Parent. Following the New Parent Merger, New Parent will become the publicly listed company with the name “BlackRock, Inc.” and will acquire all of the issued and outstanding limited liability company interests of GIP for a total consideration of $3 billion in cash and approximately 12 million shares of New Parent common stock. Approximately 30% of the total consideration, all in stock, will be deferred and will be issued subject to the satisfaction of certain post-closing events. The Company intends to fund the cash consideration through $3 billion of additional debt. The Transaction is expected to close in the third quarter of 2024.

Consummation of the Transaction is subject to customary conditions, including, among others: (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of specified other regulatory approvals and clearances; (ii) the absence of any law or order of any applicable governmental authority of competent jurisdiction that would prevent, enjoin, restrain or make illegal the consummation of the Transaction; (iii) satisfaction of covenant and representation and warranty bring-down conditions and receipt of certificates from the applicable party certifying the satisfaction of such conditions; (iv) the listing of common stock of New Parent on the New York Stock Exchange; and (v) the absence of a material adverse effect on GIP or the Company.

The Company and GIP have each made customary representations, warranties and covenants. The Transaction Agreement contains, subject to applicable insurance policies, customary indemnification obligations for transactions of this type with respect to breaches of representations, warranties and covenants and certain other specified matters. The Company has obtained a representation and warranty insurance policy that provides coverage for certain losses incurred as a result of breaches of certain representations and warranties contained in the Transaction Agreement. Recovery under such policy is subject to certain exclusions, policy limits and other terms and conditions.

The Transaction Agreement also contains customary termination provisions for each of the Company and GIP, and may be terminated: (i) by mutual consent of the Company and GIP; (ii) by either the Company or GIP if any applicable governmental authority has enacted, issued, promulgated, enforced or entered any law which has become final and non-appealable and has the effect of making illegal or otherwise restraining or prohibiting the Transaction, or if an order of any applicable governmental authority which permanently enjoins, restrains or prohibits the Transaction has become final and non-appealable; (iii) by either the Company or GIP if the other party breaches any of its representations, warranties, covenants or agreements such that the conditions to closing of such terminating party or the mutual conditions to closing would not be satisfied (subject to a cure period), so long as the terminating party is not then in breach of its representations, warranties, covenants or agreements such that the conditions to the obligations of the other party would not be satisfied at the closing; (iv) by either the Company or GIP if the closing of the Transaction has not occurred on or prior to a mutually agreed date (as may be extended in accordance with the terms of the Transaction Agreement); or (v) by GIP, if the written consent of New Parent, as sole stockholder of Merger Sub, adopting the Transaction Agreement has not been delivered to GIP in accordance with the terms of the Transaction Agreement.

The Company has agreed to appoint Adebayo Ogunlesi, GIP Founding Partner, Chairman and Chief Executive Officer, to the Company’s Board of Directors at the next regularly scheduled board meeting following the closing of the Transaction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Company’s future financial or business performance, strategies or expectations, including the anticipated timing, consummation and expected benefits of the Transaction. Forward looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

The Company has previously disclosed risk factors in its Securities and Exchange Commission reports. These risk factors and those identified elsewhere in this report, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of the Company’s investment products; (4) the Company’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of future acquisitions or divestitures, including the Transaction; (7) the Company’s ability to integrate acquired businesses successfully, including the Transaction; (8) risks related to the Transaction, including the expected closing date of the Transaction, the possibility that the Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions, the possibility that expected synergies and value creation from the Transaction will not be realized, or will not be realized within the expected time period, and impacts to business and operational relationships related to disruptions from the Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of AI; (13) attempts to circumvent the Company’s operational control environment or the potential for human error in connection with the Company’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to the Company; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to the Company’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside the Company’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or the Company; (20) climate-related risks to the Company’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of the Company’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of the Company; (24) the Company’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of the Company to fulfill their obligations to the Company; (26) operational, technological and regulatory risks associated with the Company’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; (28) the impact of the Company electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: January 12, 2024		R. Andrew Dickson III
Managing Director and Corporate Secretary